UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 4, 2019

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Principal Accounting Officer
On December 4, 2019, the board of directors of GoDaddy Inc. (the “Board”) appointed Nick Daddario to serve as the Chief Accounting Officer and principal accounting officer of GoDaddy Inc. (the “Company”), effective December 4, 2019. Ray Winborne ceased serving in the capacity of principal accounting officer upon the effectiveness of Mr. Daddario’s appointment as principal accounting officer, but shall continue to serve the Company in the capacity of Chief Financial Officer and principal financial officer.
 Prior to joining the Company, Mr. Daddario, aged 50, served as Vice President, Controller for Harvest Health & Recreation Inc (“Harvest Health”), from March 2019 to October 2019. Prior to joining Harvest Health, Mr. Daddario held several positions with Marriott International Inc. and Starwood Hotels and Resorts Worldwide Inc. (“Starwood”) from April 1998 to March 2019, including most recently as Vice President, Corporate Controller and Vice President, Assistant Corporate Controller. Prior to joining Starwood, Mr. Daddario worked as a Manager in the assurance practice of Arthur Andersen LLP for over six years. Mr. Daddario holds a B.S. in Accounting and Finance from the University of Arizona.
 Mr. Daddario shall receive: (i) an annual base salary of $285,000, (ii) a signing bonus of $40,000 and (iii) an opportunity to earn an annual cash incentive bonus, initially with a target of 40% of his base salary, which will be pro-rated for fiscal 2019.
Subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the forms and awards thereunder, the Board also approved the following equity awards with an aggregate value of $600,000, both with a grant date of December 4, 2019 (the “Grant Date”): (i) time-based options with a value equal to $200,040, or 8,604 shares, with a per share exercise price equal to the closing price of a share of the Company’s Class A common stock on the Grant Date, with (A) 30% of the shares subject to the option vesting on October 14, 2020 (the “Initial Option Vesting Date”), (B) 7.5% of the shares subject to the option vesting on each quarterly anniversary of the Initial Option Vesting Date for each of the next four quarters and (C) 5% of the shares subject to the option vesting on the quarterly anniversary of the Initial Option Vesting Date for each of the eight quarters thereafter, in each case subject to Mr. Daddario’s continued service through the applicable vesting date, and (ii) an award of time-based restricted stock units with a value of $399,960 or 6,156 shares (the “RSUs”), with (A) 30% of the RSUs vesting on November 1, 2020 (the “Initial RSU Vesting Date”), (B) 7.5% of the RSUs vesting on the quarterly anniversary of the Initial RSU Vesting Date for each of the next four quarters, and (C) 5% of the RSUs vesting on the quarterly anniversary of the Initial RSU Vesting Date for each of the eight quarters thereafter, in each case, subject to Mr. Daddario’s continued service through the applicable vesting date. The number of shares of the Company’s Class A common stock subject to the equity awards is calculated as follows: (i) in the case of the RSU award, the value of the RSU award divided by the 30-trading day volume weighted average price as of the last trading day of the month prior to October 14, 2019 and (ii) in the case of the option, the value of the option divided by the 30-trading day volume weighted average price as of the Grant Date multiplied by the relationship between our calculated Black-Scholes value to the stock price on the Grant Date.
 There are no family relationships between Mr. Daddario and any director or executive officer of the Company, and no transactions involving Mr. Daddario that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	December 6, 2019	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer